EXHIBIT 1.01

Conflict Minerals Report

Kohl’s Corporation has included this Conflict Minerals Report as an exhibit to its Form SD for calendar year 2020, as provided for in Rule 13p-1 under the Securities Exchange Act of 1934, as amended (collectively, the “Conflict Minerals Rule”). The date of filing of this Conflict Minerals Report is May 26, 2021.

Unless the context indicates otherwise, the terms “Kohl’s,” “we,” “us” and “our” refer to Kohl’s Corporation and its consolidated subsidiaries.

As used herein and consistent with the Conflict Minerals Rule, “Conflict Minerals” or “3TG” are columbite-tantalite (coltan), cassiterite, gold, wolframite and the derivatives tantalum, tin and tungsten, without regard to the location of origin of the minerals or derivative metals.

Forward-Looking Statements

This document contains “forward-looking statements” made within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believes,” “anticipates,” “plans,” “may,” “intends,” “will,” “should,” “expects” and similar expressions or the use of the future tense are intended to identify forward-looking statements. In addition, any statements that do not relate to historical or current facts or matters are forward-looking statements. Statements concerning current conditions may also be forward-looking if they imply a continuation of current conditions. Examples of forward-looking statements within this document include, but are not limited to, statements concerning the additional steps that we intend to take to mitigate the risk that our necessary 3TG benefit armed groups.

Forward-looking statements are subject to risks and uncertainties that could cause actual actions or performance to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, but are not limited to: (1) the continued implementation of satisfactory traceability and other compliance measures by our direct and indirect suppliers on a timely basis or at all; (2) whether smelters and refiners and other market participants responsibly source 3TG; and (3) political and regulatory developments, whether in the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively, the “Covered Countries”), the United States or elsewhere. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of the filing of this document. We do not intend, and undertake no obligation, to publish revised forward-looking statements to reflect events or circumstances after the date of the filing of this document or to reflect the occurrence of unanticipated events.

Applicability of the Conflict Minerals Rule to Our Company

Kohl’s is a leading omnichannel retailer. As of January 30, 2021, we operated 1,162 Kohl’s department stores, a website (www.kohls.com) and 12 FILA outlets. Our Kohl's stores and website sell moderately-priced private and national brand apparel, footwear, accessories, beauty, and home products. Our Kohl's stores generally carry a consistent merchandise assortment with some differences attributable to local preferences. Our website includes merchandise that is available in our stores, as well as merchandise that is available only online. Many of the products that we sell are third-party, national brand products that are available from many retailers, including Kohl’s, and therefore not in-scope for purposes of our Conflict Minerals Rule compliance. Our private portfolio includes well-known established brands such as Apt. 9, Croft & Barrow, Jumping Beans, SO, and Sonoma Goods for Life, and exclusive brands that are developed and marketed through agreements with nationally-recognized brands such as Food Network, LC Lauren Conrad, and Simply Vera Vera Wang.

 We believe that we are subject to the Conflict Minerals Rule because of the degree of influence that we exercise over some of the materials, parts or components of some of the private portfolio products that are manufactured for us and that contain necessary 3TG. However, for some of our private portfolio products, we exercise no influence over the materials, parts or components of the products. Our involvement with those products is limited to having the manufacturer affix our portfolio brand name to the products. Those products and the related suppliers are therefore not in-scope for purposes of our compliance with the Conflict Minerals Rule. We do not manufacture any products.

We do not directly source 3TG from mines, smelters or refiners and believe that we are many levels removed from these market participants. However, through the efforts described below, we seek to ensure that our private portfolio suppliers’ sourcing practices are consistent with our Conflict Minerals Policy described below.

For 2020, notwithstanding our due diligence efforts discussed herein, we were unable to determine the origin of at least a portion of the necessary 3TG in each of the products that we contracted to manufacture. However, none of the necessary 3TG contained in our in-scope products were determined by us to directly or indirectly finance or benefit armed groups in a Covered Country. We did not conclude that any of our products were “DRC conflict free.” The terms “armed group” and “DRC conflict free” have the meanings contained in the Conflict Minerals Rule.

Our Conflict Minerals Policy

We are committed to sourcing products from companies that share our values around human rights, ethics and environmental responsibility. To this end, we have adopted a company policy for the 3TG that are in our supply chain (“Conflict Minerals Policy”). The Conflict Minerals Policy includes, but is not limited to, our expectations that our suppliers:

1.

Adopt and maintain a policy to reasonably assure that the 3TG in the products supplied to Kohl’s are conflict free.

2.

Establish their own due diligence programs to ensure conflict-free supply chains and take any other steps necessary to abide by the contractual certifications, warranties, covenants and representations provided to Kohl’s. Supplier due diligence programs are expected to be designed in conformity with the Organisation for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas.

3.

Cooperate with our 3TG due diligence process, including by providing us, from time to time, with written certifications and other information concerning the origin of 3TG included in products supplied to Kohl’s. As part of our process, suppliers of Kohl’s proprietary-brand products will be expected to complete the Responsible Minerals Initiative’s (the “RMI”) Conflict Minerals Reporting Template (“CMRT”).

4.

Support industry efforts to enhance traceability and responsible practices in global mineral supply chains.

Under our Conflict Minerals Policy, we reserve the right to require from any supplier at any time such additional information, certifications and documentation as we deem necessary to monitor or assess compliance with the Conflict Minerals Policy or other contractual certifications, warranties, covenants and representations provided to us.

We do not seek to embargo the Covered Countries and encourage our suppliers to continue to source responsibly from the Covered Countries.

Reasonable Country of Origin Inquiry Information

As required by the Conflict Minerals Rule, for 2020, we conducted a “reasonable country of origin inquiry” (“RCOI”). For our RCOI, to the extent applicable, we utilized the same processes and procedures as for our due diligence, in particular Steps 1 and 2 of the design framework contemplated in the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, including the Supplement on Tin, Tantalum and Tungsten and the Supplement on Gold (Third Edition) (the “OECD Guidance”).  The OECD Guidance is described below in this Conflict Minerals Report. The specific goal of our RCOI was to determine whether the 3TG in our in-scope products originated in a Covered Country.

Inquiries were made of all suppliers that provided Kohl’s with private portfolio products during 2020, regardless of whether the degree of influence we actually exercised over the materials, parts or components of the products brought them in-scope for purposes of our compliance with the Conflict Minerals Rule. We refer below to our suppliers of private portfolio products for 2020 as “Suppliers.” For 2020, we reached out to 374 Suppliers.

The Suppliers identified to us 328 different smelters and refiners as potentially having processed the necessary 3TG contained in our potentially in-scope products. 232 of the smelters and refiners were listed as Conformant (as defined herein) by the RMI. Based on our RCOI, we concluded that 120 of these 328 smelters and refiners sourced entirely from outside of the Covered Countries. Our conclusion was based on information made available by the RMI to its members.

Based on the results of our RCOI, we conducted due diligence for 2020. These due diligence efforts are discussed below.

We use a third-party service provider (the “Service Provider”) to assist us with the collection, review, validation and analysis of the information received from the Suppliers. Some of the compliance activities described in this Conflict Minerals Report were performed by the Service Provider on our behalf.

Due Diligence Measures

Design Framework

We designed our due diligence measures relating to 3TG to conform with, in all material respects, the criteria set forth in the OECD Guidance.

Selected Elements of Design Framework and Due Diligence Program

The OECD Guidance established a five-step framework for due diligence as a basis for responsible global supply chain management of minerals from conflict-affected and high-risk areas. Selected elements of our due diligence program are discussed below. However, these are not all of the elements of the program that we have put in place to help ensure that the 3TG contained in our products are responsibly sourced. The headings below conform to the headings used in the OECD Guidance for each of the five steps.

1.

OECD Guidance Step One: “Establish strong company management systems”

a.

We have a Conflict Minerals Policy. The Conflict Minerals Policy is posted on our website at https://corporate.kohls.com/content/dam/kohlscorp/investors/corporate-governance/ConflictMineralsPolicyMay2014.pdf. The information contained on our website is not incorporated by reference into this Conflict Minerals Report or the Form SD and should not be considered part of this Conflict Minerals Report or the Form SD. The Conflict Minerals Policy is summarized earlier in this Conflict Minerals Report.

b.

We have a working group led by our Legal team at the direction of our Senior Executive Vice President, General Counsel. Some of the functional areas participating in the working group include Legal, Product Development and Social Compliance. We also include merchants and sourcing personnel in the compliance process. We supplement our compliance efforts with specialist outside counsel and the Service Provider.

c.

We communicate to our relevant merchants and other selected internal personnel our commitment to compliance with the Conflict Minerals Rule. We do so by email, telephone and in-person meetings. In addition, our senior leadership, selected Product Development team members, merchants and selected other internal personnel are educated and briefed on the Conflict Minerals Rule and our compliance plan.

d.

Kohl’s Terms of Engagement and our Merchandise Purchase Order Terms & Conditions, pursuant to which Kohl’s purchases products, contain terms to clarify our 3TG compliance expectations and drive compliance, including a provision requiring all suppliers to certify, warrant, covenant and represent that all merchandise sold to Kohl’s will be free of any 3TG financing conflict in a Covered Country.

e.

Through the Service Provider, we use the CMRT developed by the RMI to identify smelters and refiners in our supply chain.

f.

Records of due diligence processes, findings and resulting decisions and any other business records relating to 3TG due diligence are retained for at least five years. These records are retained on our behalf by the Service Provider and are generally stored in an electronic format.

g.

We have mechanisms for employees, suppliers and other interested parties to report potential violations of our Conflict Minerals Policy, including email and telephone hotline reporting mechanisms. The email address is Factory.Compliance@Kohls.com and the hotline number is (800) 837-7297.

2. OECD Guidance Step Two: “Identify and assess risk in the supply chain”

a.

For 2020, the Service Provider requested by email that the Suppliers provide us with information, through the completion of a CMRT, concerning the usage and source of 3TG in their products, as well as information concerning the Suppliers’ related compliance measures. Both we and the Service Provider followed up multiple times, if required, by email or phone with Suppliers that did not respond to the request within the specified time frame.

b.

Through the Service Provider, compliance training and other compliance resources were made available to the Suppliers. The training program was intended to help ensure the quality and completeness of the CMRTs received from the Suppliers.  An email also was sent to Suppliers that described our compliance program requirements and included a link to the Service Provider’s on-line supplier education portal and contact email addresses and telephone numbers for obtaining answers to questions and/or guidance on completing our survey request.

c.

The Service Provider reviewed the responses received from Suppliers for plausibility, consistency and gaps. It follows up by email or phone with Suppliers that submitted a response that triggered any one of seven specified quality control flags.  Responses were received from 97% of the Suppliers.

d.

Smelter and refiner information provided by Suppliers was reviewed against the Service Provider's internal database. To the extent not in that database, it requests that the supplier confirm that the listed entity is a smelter or refiner.

e.

Smelter and refiner information also was reviewed by the Service Provider against the lists of Conformant and Active (as defined herein), or the equivalent, smelters and refiners published by the RMI, the London Bullion Market Association (“LBMA”) and the Responsible Jewellery Council (“RJC”).

f.

To the extent that a smelter or refiner identified by a supplier is not listed as Conformant or the equivalent by an independent third-party, the Service Provider attempts to contact the smelter or refiner to gain more information about its sourcing practices, including countries of origin and transfer and whether there are internal due diligence procedures in place or other processes that the smelter or refiner takes to track the chain of custody on the source of its 3TG. Internet research is also performed to determine whether there are any outside sources of information regarding the smelter’s or refiner’s sourcing practices. For 2020, of the 328 smelters and refiners identified by Suppliers as having potentially supplied 3TG contained in our in-scope products, 232 were listed as Conformant by the RMI as of April 30, 2021.

g.

If a supplier is unable to provide a CMRT, the Service Provider requests information on the suppliers’ Tier 2 suppliers. The Tier 2 suppliers, and subsequent tiers of suppliers as identified to the Service Provider, are then contacted by the Service Provider following the procedures described above.

h.

Based on the information furnished by our suppliers, the Service Provider and other information known to us, we assess the risks of adverse impacts.

3.

OECD Guidance Step Three: “Design and implement a strategy to respond to identified risks”

a.

Our Senior Executive Vice President, General Counsel charged with managing our 3TG compliance strategy periodically reports the findings of our supply chain risk assessment to other members of our senior leadership and to our Board of Directors or its Audit Committee.

b.

We address identified risks on a case-by-case basis. This flexible approach enables us to tailor the response to the risks identified.

c.

In addition, to the extent that identified smelters and refiners are not listed as Conformant, we seek to exercise leverage over these smelters and refiners to become Conformant through our participation in and support of the RMI. In addition, we also utilize information provided by the RMI to its members to monitor smelter and refiner improvement.

4.

OECD Guidance Step Four: “Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain”

a.

In connection with our due diligence, we utilize and rely on information made available by the RMI concerning independent third-party audits of smelters and refiners to assess smelter and refiner due diligence and to determine whether the smelter or refiner is Conformant.

b.

We also support independent third-party audits by being a member of the RMI.

5.

OECD Guidance Step 5: “Report on supply chain due diligence”

a.

We file a Form SD and a Conflict Minerals Report with the Securities and Exchange Commission, and make available on our website information from the Form SD and the Conflict Minerals Report.

b.

We include information concerning 3TG compliance in our Corporate Social Responsibility Report, which we make publicly available on our website.

Product and Smelter and Refiner Information

In-Scope Products

See “Applicability of the Conflict Minerals Rule to Our Company” for further information concerning our potentially in-scope products. For a further discussion of our products generally, see our Annual Report on Form 10-K for the fiscal year ended January 30, 2021. The information contained in our Form 10-K is not incorporated by reference into this Conflict Minerals Report or our Form SD and should not be considered part of this Conflict Minerals Report or our Form SD.

Identified Smelters and Refiners

The following table summarizes the smelter and refiner information provided by the Suppliers. See Annex A for a list of identified smelters and refiners and country of origin information. Annex A also contains additional information relating to the data presented in the table. The number of smelters and refiners reflected in the table exceeds the number of unique Conformant smelters and refiners reported because some smelters and refiners processed more than one 3TG mineral.

	Conformant	Active	Smelter Look-Up Tab List Only
Tantalum	37	0	4
Tin	52	7	28
Tungsten	41	1	6
Gold	103	2	55

We endeavored to determine the mine or location of origin of the necessary 3TG contained in our in-scope products by requesting that the Suppliers provide us with a completed CMRT and through the other procedures followed by us and the Service Provider that are described in this Conflict Minerals Report.

None of the necessary 3TG contained in our in-scope products were determined by us to directly or indirectly finance or benefit armed groups in the Covered Countries. However, we did not have sufficient information to determine whether or not any of our products were “DRC conflict free.” The terms “armed group” and “DRC conflict free” have the meanings contained in the Conflict Minerals Rule.

Due to our position in the supply chain, which is discussed earlier in this Conflict Minerals Report, we rely on our suppliers for accurate smelter and refiner information and our RCOI and due diligence measures do not provide absolute certainty regarding the source and chain of custody of the necessary 3TG contained in our in-scope products.

Future Risk Mitigation Efforts

We intend to take the following additional steps for 2021, either directly or through the Service Provider, to mitigate the risk that the necessary 3TG in our in-scope products benefit armed groups:

1.

Continue to encourage Suppliers that provided company level information for 2020 to provide product level information for 2021;

2.

Continue to engage with Suppliers that provided incomplete responses or that did not provide responses for 2020 to help ensure that they provide requested information for 2021; and

3.

Continue to communicate to new in-scope supplier our sourcing expectations, including through the dissemination of the Conflict Minerals Policy to them.

All of the foregoing steps are in addition to the other steps that we took in respect of 2020, which we intend to continue to take in respect of 2021, to the extent applicable.

Annex A

Capitalized terms used and not otherwise defined in this Annex have the meanings set forth in the Conflict Minerals Report of which this Annex is a part.

Smelters and Refiners

In connection with our reasonable country of origin inquiry or due diligence, as applicable, the Suppliers identified to us the smelters and refiners listed below as having potentially processed the necessary 3TG contained in our in-scope products in 2020. Please see the notes that accompany the table for additional information concerning the data in the table.

Mineral	Smelter or Refiner Name	SOR Location	Status
Gold	8853 S.p.A.	Italy	Conformant
Gold	Abington Reldan Metals, LLC	United States	Smelter Look-Up List Tab Only
Gold	Advanced Chemical Company	United States	Conformant
Gold	African Gold Refinery	Uganda	Smelter Look-Up List Tab Only
Gold	Aida Chemical Industries Co., Ltd.	Japan	Conformant
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	Conformant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	Conformant
Gold	Argor-Heraeus S.A.	Switzerland	Conformant
Gold	Asahi Pretec Corp.	Japan	Conformant
Gold	Asahi Refining Canada Ltd.	Canada	Conformant
Gold	Asahi Refining USA Inc.	United States	Conformant
Gold	Asaka Riken Co., Ltd.	Japan	Conformant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	Smelter Look-Up List Tab Only
Gold	AU Traders and Refiners	South Africa	Conformant
Gold	Aurubis AG	Germany	Conformant
Gold	Bangalore Refinery	India	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	Conformant
Gold	Boliden AB	Sweden	Conformant
Gold	C. Hafner GmbH + Co. KG	Germany	Conformant
Gold	Caridad	Mexico	Smelter Look-Up List Tab Only
Gold	CCR Refinery - Glencore Canada Corporation	Canada	Conformant
Gold	Cendres + Metaux S.A.	Switzerland	Conformant
Gold	CGR Metalloys Pvt Ltd.	India	Smelter Look-Up List Tab Only
Gold	Chimet S.p.A.	Italy	Conformant
Gold	Chugai Mining	Japan	Conformant
Gold	Daejin Indus Co., Ltd.	Korea, Republic of	Smelter Look-Up List Tab Only
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	Smelter Look-Up List Tab Only
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	Smelter Look-Up List Tab Only
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	Smelter Look-Up List Tab Only
Gold	DODUCO Contacts and Refining GmbH	Germany	Conformant
Gold	Dowa	Japan	Conformant
Gold	DS PRETECH Co., Ltd.	Korea, Republic of	Conformant
Gold	DSC (Do Sung Corporation)	Korea, Republic of	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	Conformant
Gold	Emirates Gold DMCC	United Arab Emirates	Conformant
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	Smelter Look-Up List Tab Only
Gold	Fujairah Gold FZC	United Arab Emirates	Smelter Look-Up List Tab Only
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	India	Smelter Look-Up List Tab Only
Gold	Geib Refining Corporation	United States	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	Conformant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	Smelter Look-Up List Tab Only
Gold	Guangdong Jinding Gold Limited	China	Smelter Look-Up List Tab Only
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	Smelter Look-Up List Tab Only
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	Smelter Look-Up List Tab Only
Gold	Heimerle + Meule GmbH.	Germany	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	China	Conformant
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	Active
Gold	HONGYANG SURFACE TREATMENT CO. LTD	China	Smelter Look-Up List Tab Only
Gold	Hunan Chenzhou Mining Co., Ltd.	China	Smelter Look-Up List Tab Only
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	Smelter Look-Up List Tab Only
Gold	HwaSeong CJ CO., LTD.	Korea, Republic of	Smelter Look-Up List Tab Only
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	Conformant
Gold	International Precious Metal Refiners	United Arab Emirates	Active
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	Conformant
Gold	Istanbul Gold Refinery	Turkey	Conformant
Gold	Italpreziosi	Italy	Conformant
Gold	Japan Mint	Japan	Conformant
Gold	Jiangxi Copper Co., Ltd.	China	Conformant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	Smelter Look-Up List Tab Only
Gold	JSC Uralelectromed	Russian Federation	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	Conformant
Gold	Kaloti Precious Metals	United Arab Emirates	Smelter Look-Up List Tab Only
Gold	Kazakhmys Smelting LLC	Kazakhstan	Smelter Look-Up List Tab Only
Gold	Kazzinc	Kazakhstan	Conformant
Gold	Kennecott Utah Copper LLC	United States	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	Conformant
Gold	Kojima Chemicals Co., Ltd.	Japan	Conformant
Gold	Korea Zinc Co., Ltd.	Korea, Republic of	Conformant
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	Conformant
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	Smelter Look-Up List Tab Only
Gold	L'azurde Company For Jewelry	Saudi Arabia	Smelter Look-Up List Tab Only
Gold	Lingbao Gold Co., Ltd.	China	Smelter Look-Up List Tab Only
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	Smelter Look-Up List Tab Only
Gold	L'Orfebre S.A.	Andorra	Conformant
Gold	LS-NIKKO Copper Inc.	Korea, Republic of	Conformant
Gold	LT Metal Ltd.	Korea, Republic of	Conformant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	Smelter Look-Up List Tab Only
Gold	Marsam Metals	Brazil	Conformant
Gold	Materion	United States	Conformant
Gold	Matsuda Sangyo Co., Ltd.	Japan	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	China	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	China	Conformant
Gold	Metalor Technologies S.A.	Switzerland	Conformant
Gold	Metalor USA Refining Corporation	United States	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	Conformant
Gold	Mitsubishi Materials Corporation	Japan	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	India	Conformant
Gold	Modeltech Sdn Bhd	Malaysia	Smelter Look-Up List Tab Only
Gold	Morris and Watson	New Zealand	Smelter Look-Up List Tab Only
Gold	Morris and Watson Gold Coast	Australia	Smelter Look-Up List Tab Only
Gold	Moscow Special Alloys Processing Plant	Russian Federation	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	Conformant
Gold	Namiwa Kin-Eki Co	Japan	Smelter Look-Up List Tab Only
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	Conformant
Gold	NH Recytech Company	Korea, Republic of	Smelter Look-Up List Tab Only
Gold	Nihon Material Co., Ltd.	Japan	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	Conformant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	Conformant
Gold	OJSC Novosibirsk Refinery	Russian Federation	Conformant
Gold	PAMP S.A.	Switzerland	Conformant
Gold	Pease & Curren	United States	Smelter Look-Up List Tab Only
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	Smelter Look-Up List Tab Only
Gold	Planta Recuperadora de Metales SpA	Chile	Conformant
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	Conformant
Gold	PX Precinox S.A.	Switzerland	Conformant
Gold	QG Refining, LLC	United States	Smelter Look-Up List Tab Only
Gold	Rand Refinery (Pty) Ltd.	South Africa	Conformant
Gold	Refinery of Seemine Gold Co., Ltd.	China	Smelter Look-Up List Tab Only
Gold	REMONDIS PMR B.V.	Netherlands	Conformant
Gold	Royal Canadian Mint	Canada	Conformant
Gold	SAAMP	France	Conformant
Gold	Sabin Metal Corp.	United States	Smelter Look-Up List Tab Only
Gold	Safimet S.p.A	Italy	Conformant
Gold	SAFINA A.S.	Czech Republic	Conformant
Gold	Sai Refinery	India	Smelter Look-Up List Tab Only
Gold	Samduck Precious Metals	Korea, Republic of	Conformant
Gold	SAMWON METALS Corp.	Korea, Republic of	Smelter Look-Up List Tab Only
Gold	SANMENXIA CHAOYANG TECHNOLOGY CO.,LTD	China	Smelter Look-Up List Tab Only
Gold	SAXONIA Edelmetalle GmbH	Germany	Conformant
Gold	SEMPSA Joyeria Plateria S.A.	Spain	Conformant
Gold	Shandong Humon Smelting Co., Ltd.	China	Smelter Look-Up List Tab Only
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	Smelter Look-Up List Tab Only
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	Conformant
Gold	Singway Technology Co., Ltd.	Taiwan	Conformant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	Conformant
Gold	Solar Applied Materials Technology Corp.	Taiwan	Conformant
Gold	Sovereign Metals	India	Smelter Look-Up List Tab Only
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	Smelter Look-Up List Tab Only
Gold	Sudan Gold Refinery	Sudan	Smelter Look-Up List Tab Only
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	Conformant
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic of	Conformant
Gold	T.C.A S.p.A	Italy	Smelter Look-Up List Tab Only
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	Conformant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China	Conformant
Gold	Tianjin Jingruida Flatware Co.,LTD	China	Smelter Look-Up List Tab Only
Gold	Tokuriki Honten Co., Ltd.	Japan	Conformant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	Smelter Look-Up List Tab Only
Gold	Tony Goetz NV	Belgium	Smelter Look-Up List Tab Only
Gold	TOO Tau-Ken-Altyn	Kazakhstan	Conformant
Gold	Torecom	Korea, Republic of	Conformant
Gold	Umicore Brasil Ltda.	Brazil	Smelter Look-Up List Tab Only
Gold	UMICORE GAHANOTECHNIK GmbH.	Germany	Smelter Look-Up List Tab Only
Gold	Umicore Precious Metals Thailand	Thailand	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	Conformant
Gold	United Precious Metal Refining, Inc.	United States	Conformant
Gold	Universal Precious Metals Refining Zambia	Zambia	Smelter Look-Up List Tab Only
Gold	Valcambi S.A.	Switzerland	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	Conformant
Gold	WIELAND Edelmetalle GmbH	Germany	Smelter Look-Up List Tab Only
Gold	Yamakin Co., Ltd.	Japan	Conformant
Gold	Yokohama Metal Co., Ltd.	Japan	Conformant
Gold	Yunnan Copper Industry Co., Ltd.	China	Smelter Look-Up List Tab Only
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	Conformant
Tantalum	Asaka Riken Co., Ltd.	Japan	Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	Conformant
Tantalum	CP Metals Inc.	United States	Smelter Look-Up List Tab Only
Tantalum	D Block Metals, LLC	United States	Conformant
Tantalum	Exotech Inc.	United States	Conformant
Tantalum	F&X Electro-Materials Ltd.	China	Conformant
Tantalum	FIR Metals & Resource Ltd.	China	Conformant
Tantalum	Global Advanced Metals Aizu	Japan	Conformant
Tantalum	Global Advanced Metals Boyertown	United States	Conformant
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	Conformant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China	Smelter Look-Up List Tab Only
Tantalum	H.C. Starck Hermsdorf GmbH	Germany	Conformant
Tantalum	H.C. Starck Inc.	United States	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	China	Conformant
Tantalum	Jiujiang Janny New Material Co., Ltd.	China	Smelter Look-Up List Tab Only
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	China	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	Conformant
Tantalum	KEMET Blue Metals	Mexico	Conformant
Tantalum	Kemet Blue Powder	United States	Smelter Look-Up List Tab Only
Tantalum	LSM Brasil S.A.	Brazil	Conformant
Tantalum	Meta Materials	Macedonia, The Former Yugoslav Republic Of	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	India	Conformant
Tantalum	Mineracao Taboca S.A.	Brazil	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	Conformant
Tantalum	NPM Silmet AS	Estonia	Conformant
Tantalum	QuantumClean	United States	Conformant
Tantalum	Resind Industria e Comercio Ltda.	Brazil	Conformant
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	Conformant
Tantalum	Taki Chemical Co., Ltd.	Japan	Conformant
Tantalum	TANIOBIS Co., Ltd.	Thailand	Conformant
Tantalum	TANIOBIS GmbH	Germany	Conformant
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	Conformant
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	Conformant
Tantalum	Telex Metals	United States	Conformant
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	Conformant
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	China	Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	Conformant
Tin	Alpha	United States	Conformant
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	Smelter Look-Up List Tab Only
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	Conformant
Tin	China Tin Group Co., Ltd.	China	Conformant
Tin	CV Ayi Jaya	Indonesia	Active
Tin	CV Dua Sekawan	Indonesia	Smelter Look-Up List Tab Only
Tin	CV Gita Pesona	Indonesia	Smelter Look-Up List Tab Only
Tin	CV United Smelting	Indonesia	Smelter Look-Up List Tab Only
Tin	CV Venus Inti Perkasa	Indonesia	Active
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	Smelter Look-Up List Tab Only
Tin	Dowa	Japan	Conformant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	Smelter Look-Up List Tab Only
Tin	EM Vinto	Bolivia	Conformant
Tin	Estanho de Rondonia S.A.	Brazil	Active
Tin	Fenix Metals	Poland	Conformant
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	Smelter Look-Up List Tab Only
Tin	Gejiu Fengming Metallurgy Chemical Plant	China	Conformant
Tin	Gejiu Kai Meng Industry and Trade LLC	China	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	Conformant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	Conformant
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	Conformant
Tin	Huichang Jinshunda Tin Co., Ltd.	China	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	China	Conformant
Tin	Ma'anshan Weitai Tin Co., Ltd.	China	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	Conformant
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	Conformant
Tin	Melt Metais e Ligas S.A.	Brazil	Conformant
Tin	Metallic Resources, Inc.	United States	Conformant
Tin	Metallo Belgium N.V.	Belgium	Conformant
Tin	Metallo Spain S.L.U.	Spain	Conformant
Tin	Mineracao Taboca S.A.	Brazil	Conformant
Tin	Minsur	Peru	Conformant
Tin	Mitsubishi Materials Corporation	Japan	Conformant
Tin	Modeltech Sdn Bhd	Malaysia	Smelter Look-Up List Tab Only
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	Smelter Look-Up List Tab Only
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	Conformant
Tin	Operaciones Metalurgicas S.A.	Bolivia	Conformant
Tin	Pongpipat Company Limited	Myanmar	Smelter Look-Up List Tab Only
Tin	PT Aries Kencana Sejahtera	Indonesia	Active
Tin	PT Artha Cipta Langgeng	Indonesia	Conformant
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	Conformant
Tin	PT Babel Inti Perkasa	Indonesia	Smelter Look-Up List Tab Only
Tin	PT Babel Surya Alam Lestari	Indonesia	Conformant
Tin	PT Bangka Prima Tin	Indonesia	Smelter Look-Up List Tab Only
Tin	PT Bangka Tin Industry	Indonesia	Smelter Look-Up List Tab Only
Tin	PT Bangka Serumpun	Indonesia	Conformant
Tin	PT Belitung Industri Sejahtera	Indonesia	Smelter Look-Up List Tab Only
Tin	PT Bukit Timah	Indonesia	Active
Tin	PT DS Jaya Abadi	Indonesia	Smelter Look-Up List Tab Only
Tin	PT Inti Stania Prima	Indonesia	Smelter Look-Up List Tab Only
Tin	PT Karimun Mining	Indonesia	Smelter Look-Up List Tab Only
Tin	PT Kijang Jaya Mandiri	Indonesia	Smelter Look-Up List Tab Only
Tin	PT Menara Cipta Mulia	Indonesia	Conformant
Tin	PT Mitra Stania Prima	Indonesia	Conformant
Tin	PT Panca Mega Persada	Indonesia	Smelter Look-Up List Tab Only
Tin	PT Premium Tin Indonesia	Indonesia	Smelter Look-Up List Tab Only
Tin	PT Prima Timah Utama	Indonesia	Conformant
Tin	PT Rajawali Rimba Perkasa	Indonesia	Conformant
Tin	PT Refined Bangka Tin	Indonesia	Conformant
Tin	PT Sariwiguna Binasentosa	Indonesia	Smelter Look-Up List Tab Only
Tin	PT Stanindo Inti Perkasa	Indonesia	Conformant
Tin	PT Sukses Inti Makmur	Indonesia	Active
Tin	PT Sumber Jaya Indah	Indonesia	Smelter Look-Up List Tab Only
Tin	PT Timah Tbk Kundur	Indonesia	Conformant
Tin	PT Tinindo Inter Nusa	Indonesia	Conformant
Tin	PT Tirus Putra Mandiri	Indonesia	Smelter Look-Up List Tab Only
Tin	PT Tommy Utama	Indonesia	Smelter Look-Up List Tab Only
Tin	Resind Industria e Comercio Ltda.	Brazil	Conformant
Tin	Rui Da Hung	Taiwan	Conformant
Tin	Shenzhen XingHongTai Tin Company	China	Smelter Look-Up List Tab Only
Tin	Soft Metais Ltda.	Brazil	Conformant
Tin	Super Ligas	Brazil	Active
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	Viet Nam	Conformant
Tin	Thaisarco	Thailand	Conformant
Tin	Tianjin Furen Industrial Group CO., Ltd.	China	Smelter Look-Up List Tab Only
Tin	Tin Technology & Refining	United States	Conformant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	Smelter Look-Up List Tab Only
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	Conformant
Tin	Yunnan Tin Company Limited	China	Conformant
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	Conformant
Tin	Yushan xuang Dajin metalwork LTD	China	Smelter Look-Up List Tab Only
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan	Conformant
Tungsten	ACL Metais Eireli	Brazil	Conformant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	Conformant
Tungsten	China Molybdenum Co., Ltd.	China	Smelter Look-Up List Tab Only
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	Conformant
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China	Smelter Look-Up List Tab Only
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China	Conformant
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China	Smelter Look-Up List Tab Only
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China	Conformant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	Conformant
Tungsten	Global Tungsten & Powders Corp.	United States	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	Conformant
Tungsten	H.C. Starck Tungsten GmbH	Germany	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	Conformant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China	Conformant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	Conformant
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	China	Conformant
Tungsten	Hydrometallurg, JSC	Russian Federation	Conformant
Tungsten	Japan New Metals Co., Ltd.	Japan	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	Conformant
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	Smelter Look-Up List Tab Only
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	Conformant
Tungsten	Jiangxi Xianglu Tungsten Co., Ltd.	China	Smelter Look-Up List Tab Only
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	Conformant
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation	Active
Tungsten	Kennametal Fallon	United States	Conformant
Tungsten	Kennametal Huntsville	United States	Conformant
Tungsten	KGETS CO., LTD.	Korea, Republic of	Conformant
Tungsten	Lianyou Metals Co., Ltd.	Taiwan	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	Conformant
Tungsten	Masan Tungsten Chemical LLC (MTC)	Viet Nam	Conformant
Tungsten	Moliren Ltd.	Russian Federation	Conformant
Tungsten	Niagara Refining LLC	United States	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	Conformant
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	China	Conformant
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	Conformant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Viet Nam	Conformant
Tungsten	Unecha Refractory Metals Plant	Russian Federation	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	Austria	Conformant
Tungsten	Woltech Korea Co., Ltd.	Korea, Republic of	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	China	Conformant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China	Conformant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China	Smelter Look-Up List Tab Only

We note the following in connection with the above table:

a)

Not all of the included smelters and refiners may have processed the necessary 3TG contained in our in-scope products, since most Suppliers reported at a “company level,” meaning that they reported the 3TG contained in all of their products, not just those in the products that they sold to us. Some Suppliers also may have reported smelters and refiners that were not in our supply chain due to over-inclusiveness in the information received from their suppliers or for other reasons. In addition, the smelters and refiners reflected above may not include all of the smelters and refiners in our supply chain, since some Suppliers did not identify all of the smelters and refiners used to process the necessary 3TG content contained in our in-scope products, and not all of the Suppliers responded to our inquiries.

b)

The table only includes entities that were listed as smelters or refiners by the RMI.

c)

Smelter or refiner status information in the table is as of April 30, 2021.

d)

“Conformant” means that a smelter has successfully completed an assessment against the applicable Responsible Minerals Assurance Process (“RMAP”) standard or an equivalent cross-recognized assessment. Smelters and refiners listed as “re-audit in progress” are still considered to be Conformant. Included smelters and refiners were not necessarily Conformant for all or part of 2020 and may not continue to be Conformant for any future period.

e)

“Active” means that the smelter or refiner has committed to undergo an RMAP assessment, completed the relevant documents, and scheduled the on-site assessment. These may be in the pre-assessment, assessment, or corrective-action phases of the assessment.

f)

“Smelter Look-up Tab Only” means that a smelter or refiner is listed on the Smelter Look-up tab list of the CMRT, but is not listed as “Conformant” or “Active.” The RMI notes on its website that the operational impacts of COVID-19 have led to postponements of some RMAP assessments. The RMI website also notes that, due to the eligibility criteria for an RMAP assessment, smelters are sometimes removed from the Conformant list because they are no longer operational and not because they are non-conformant to the standard.

g)

Smelter or refiner status reflected in the table is based solely on information made publicly available by the RMI, without independent verification by us.

h)

Smelter and refiner country location is based on information published by the RMI, without independent verification by us.

Country of Origin Information

The identified countries of origin of the 3TG processed by the Conformant smelters and refiners listed in the table above may have included the countries listed below, as well as other countries, based on information provided by the RMI to its members. The Company has not been able to reliably determine the country of origin of any of the other smelters or refiners listed in the table.

Argentina	Finland	Mexico	Slovakia
Australia	France	Mongolia	Solomon Islands
Austria	French Guiana	Morocco	Somaliland
Azerbaijan	Georgia	Mozambique	South Africa
Benin	Germany	Myanmar	Spain
Bolivia	Ghana	Namibia	Suriname
Botswana	Guatemala	Netherlands	Swaziland
Brazil	Guinea	New Zealand	Sweden
Burkina Faso	Guyana	Nicaragua	Taiwan
Burundi*	Honduras	Niger	Tajikistan
Canada	India	Nigeria	Tanzania*
Chile	Indonesia	Papua New Guinea	Thailand
China	Ivory Coast	Peru	Turkey
Colombia	Japan	Philippines	Uganda*
Cyprus	Kazakhstan	Portugal	United Kingdom
Democratic Republic of the Congo*	Kenya	Puerto Rico	United States of America

Dominican Republic	Laos	Russia	Uruguay
Ecuador	Liberia	Rwanda*	Uzbekistan
Egypt	Madagascar	Saudi Arabia	Vietnam
Eritrea	Malaysia	Senegal	Zambia*
Ethiopia	Mali	Serbia	Zimbabwe
Fiji	Mauritania	Sierra Leone

* Represents a Covered Country.

Alternatively, or in addition, some of the Conformant smelters and refiners may have sourced from recycled or scrap sources.